UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2021

EAGLE BANCORP INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 25, 2021, the Company entered into a settlement agreement (to be filed in DC Superior Court) with respect to a previously disclosed shareholder demand letter, covering substantially the same subject matters as the disclosed civil securities class action litigation pending in the United States District Court for the Southern District of New York (SDNY). The demand letter alleges, derivatively on behalf of the Company, that certain named individual directors and officers breached their fiduciary duties with respect to the matters referenced in the demand letter. As required by DC Superior Court administrative procedures, shareholder's counsel will first file a derivative action complaint against the individual directors and officers named in the demand letter, and the Company as nominal Defendant. Then once the complaint is processed and the DC Superior Court dockets the case, shareholder's counsel will file the executed stipulation of settlement accompanied by the shareholder's brief in support of their unopposed motion to approve the settlement. The settlement is subject to certain conditions and limitations, including court approval.

Pursuant to the executed stipulation of settlement of the demand litigation, the Company has agreed to implement certain corporate governance enhancements (many of which are already underway) and to invest an additional $2 million incremental spend above 2020 levels (over the course of three years) to enhance its corporate governance, and risk and compliance controls and infrastructure. The Company has made significant improvements to its corporate governance and internal controls, including those it described in its 2019 10-K, filed on March 2, 2020. As part of the resolution of the matters that were the subject of the demand letter, once court approval is granted, the Company will make a one-time payment to the shareholder’s counsel in the amount of $500,000 for attorneys’ fees and expenses (which one-time amount is expected to be recovered pursuant to the Company’s D&O insurance policy).

The stipulation of settlement further provides for releases by the demanding shareholder on behalf of all Eagle Bancorp shareholders of liability with respect to the subject matters described in the demand letter and any other potential future shareholder derivative claims against all current and former Company and EagleBank officers and directors, and a release by the Company of certain claims against all current and former officers and directors, subject to court approval. The stipulation of settlement does not include or constitute an admission, concession, or finding of any fault, liability, or wrongdoing by the Company, EagleBank or any defendant. Although the Company believes the stipulation of settlement is in the best interests of the Company’s shareholders, there can be no assurance that the stipulation of settlement will be approved by the court.

The previously disclosed putative securities class action against the Company and certain of its current and former officers and directors remains outstanding. However, on December 23, 2020, the securities class action plaintiffs and defendants filed a stipulation to stay the class action litigation pending a non-binding mediation in the spring of 2021, on a date to be determined. The SDNY so-ordered the stipulation on December 24, 2020. There can be no assurance, however, that the Class Action litigation will be settled.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: January 25, 2021	By:	/s/ Charles D. Levingston
Charles D. Levingston
Executive Vice President, Chief Financial Officer